UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2023

PARTS iD, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38296	81-3674868
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Corporate Drive

Suite C

Cranbury, New Jersey 08512

(Address of Principal Executive Offices, including Zip Code)

(609) 642-4700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Class A Common Stock	ID	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

As previously disclosed, on July 14, 2023 (the “Initial Closing Date”), PARTS iD, Inc., a Delaware corporation (the “Company”) entered into a Securities Purchase Agreement (the “Lind Purchase Agreement”) with Lind Global Fund II LP (“Lind”) to provide for loans in an aggregate principal amount of up to $10 million under various tranches. As of the Initial Closing Date, Lind funded $3.75 million (less commitment fees) to the Company out of the $4.75 million “First Funding Amount” (as defined in the Lind Purchase Agreement)

On August 2, 2023 (the “Effective Date”), the Company and Lind entered into an amendment to the Lind Purchase Agreement (the “First Amendment”) to have the remaining $1.0 million (less commitment fees) of the First Funding Amount (as defined in the Lind Purchase Agreement) payable in two tranches: (i) $500,000 (less a $15,000 commitment fee) on the Effective Date and (ii) $500,000 (less a $15,000 commitment fee) within 5 business days of the Company (A) having a registration statement declared effective by the Securities and Exchange Commission (the “SEC”) for the registration of the shares of the Company’s Class A common stock (the “Common Stock”) issuable upon conversion of the notes and warrants issued to Lind pursuant to the Lind Purchase Agreement and (B) the receipt of Stockholder Approval (as defined in the Lind Purchase Agreement). The First Amendment also provides that the Company shall file a preliminary proxy statement with the SEC for the purpose of obtaining the Stockholder Approval (as defined in the Lind Purchase Agreement) on or before August 10, 2023. Other than as described in the First Amendment, the terms and conditions of the Lind Purchase Agreement remain in full force and effect.

The foregoing description of the First Amendment is not complete and is subject to, and qualified in its entirety by reference to, the full text of the First Amendment, of which is included as Exhibits 10.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

Item 8.01 Other Events.

As previously disclosed, in light of the Company’s near-term liquidity needs, the Company has been continuing its ongoing discussions with its key vendors to work out revised credit terms. On August 2, 2023, the Company distributed an update to its vendors that the Company anticipates it will present a proposal to all vendors as early as possible this month. While the Company continues to explore potential alternative solutions to its liquidity needs, the Company cannot provide any assurances as to whether any final terms entered into with such vendors will ultimately be favorable to the Company, its financial condition or results of operations.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1	First Amendment to Securities Purchase Agreement, dated as of August 2, 2023, by and between PARTS iD, Inc. and Lind Global Fund II LP.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PARTS ID, INC.

Date: August 3, 2023	By:	/s/ Lev Peker
		Name:	Lev Peker
		Title:	Chief Executive Officer

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